Exhibit 10.17

FIRST AMENDMENT TO THE
AMGEN NONQUALIFIED DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE OCTOBER 16, 2013

The Amgen Nonqualified Deferred Compensation Plan, as Amended and Restated Effective October 16, 2013 (the “Plan”), is hereby amended, effective October 14, 2016, as follows:

1.	Section 6.2 is amended by deleting the last sentence thereof and replacing it with the following:

Any lump-sum payment made pursuant to this Section 6.2 or Section 6.4 shall be made, or installment payments shall commence, no later than December 31 of the year immediately following the year in which the Participant dies.

2.	Section 8.3 is amended by adding the following new subsection (d) to read as follows:

(d)
If there is an inclusion in income under Code Section 457A with respect to any portion of a Participant’s Account Balance, such inclusion is treated as a payment for purposes of the short-term deferral rule under §1.409A-1(b)(4). If the short-term deferral rule under §1.409A-1(b)(4) is satisfied, the amount included in income will be distributed to the Participant during the taxable year in which such income inclusion occurs. If the short-term deferral rule under §1.409A-1(b)(4) is not satisfied, the amount included in income will be accelerated to the extent permitted under applicable IRS guidance.

To record this First Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 14th day of October 2016.

AMGEN INC.

By:    /s/ Brian McNamee___________
Brian McNamee
Executive Vice President

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